EXHIBIT 10.2
                 Digital River Vendor Agreement

     This Agreement is made and entered into on (date) 03/01/00 by and between Digital River, Inc., its successors or assigns, 9625 West 76th Street Eden Prairie, Minnesota, 55344 ("DRI and

     Tsunami Media, Corporation, located at
     1902G - 11 Street S.E., Calgary, Alberta, Canada, T2G 3G2 a Corporation hereafter referred to as "Vendor", with its principal office at
     1902G - 11 Street S.E., Calgary, Alberta, Canada, T2G 3G2.

BACKGROUND
     a. Vendor is the Owner of all rights (or has a license to sell) to the Software as defined hereunder.
     b. Vendor desires to enter into an Agreement with DR to allow DR to distribute the Software.
     c. DR desires to obtain the right to distribute the Software.

NOW THEREFORE, the parties hereby agree as follows:

1. DEFINITIONS
a. Software: the executable object code for Vendors software identified on Exhibit A, including all subsequent versions thereof provided to DR pursuant to this Agreement.
b. Documentation: all computer readable and/or printed instructions, manuals and other materials normally provided from time to time by Vendor to End Users for use of the Software, and all subsequent versions thereof provided to DR pursuant to this Agreement.
c. End-User License Agreement (EULA): the computer readable license agreement provided by Vendor that governs the use of the Product by End Users, and which is to be included with each copy of the Product sold by DR hereunder.
d. DR Materials: computer readable materials provided by DR for inclusion in an electronic package containing the Software, Documentation, and EULA, which materials have been approved by Vendor.
e. Product: a copy of the Software, Documentation, EULA and DR Materials, if any, packaged in computer readable form together for electronic delivery on www.digitalriver.com (or equivalent) and/or in tangible packaged form for delivery in accordance with this Agreement, as identified on Exhibit A.
f. End User: person(s) or organization(s) that acquire a Product for use rather than resale or distribution.
g. Vendor Trademarks: the trademarks, trade names, and logos used by Vendor in connection with the Product.
h. Territory: all countries in the world except (i) countries to which export or re-export of any Product, or the direct products of any Product is prohibited by United States law


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     without first obtaining the permission of the United States
     Office of Export Administration or its successor, and (ii) countries that may be hereafter explicitly excluded pursuant to the terms of this Agreement.
i. Dealer: person(s) or organization(s) that resell the Products.
j.   Site: the Vendor's World Wide Web Site
k.   Host Sales: sales of the Products originating from the Site.
l. Channel Sales: sales of the Products originating from a source other than the Site
m. Transaction: the processing at one time of a payment made by an End User, which processing of payment may include more than one (1) Product.

2. LICENSE
a. Vendor hereby grants DR, within the Territory, a license and right to:
     1. Reproduce and distribute the Product in computer readable form to the End Users and/or Dealers if Product is identified on Exhibit A for electronic delivery; 1
     2. Package the Product in a computer readable form reasonably specified by Vendor if Product is identified on Exhibit A for electronic delivery;
     3. Utilize the Vendor Trademarks in connection with the replication of the Product, packaging and distribution of the Product, in a manner reasonably specified by Vendor; and
     4. Distribute in tangible form the Product to the End Users and/or Dealers if Product is identified on Exhibit A for tangible delivery.
b. DR acknowledges that the Software and Documentation are the property of Vendor or its licensors and that DR has no rights in the foregoing except for encryption software supplied by DR, if any, and those expressly granted by this Agreement.
c. Under no circumstances shall the provisions of this Agreement be deemed to require DR to engage in any activities in connection with the distribution of the Products that could, in the reasonable discretion of DR, result in a financial loss to DR or result in an unacceptably small level of profitability for DR.

3.   VENDOR'S GENERAL OBLIGATIONS

a. Vendor shall deliver the current version of the Product to DR immediately following execution of this Agreement. Vendor will provide DR with (i) copies of the Software on master diskettes if Product is identified on Exhibit A for electronic delivery, (ii) Product specification information in a single file, self extracting archive format, or in another mutually agreeable computer readable form that can

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     be reproduced by DR, (iii) Documentation in a computer
     readable form mutually agreeable to the parties that can be reproduced by DR, and (iv) all the items and materials specified in the "Requirements Checklist" on Exhibit B.
b. Vendor shall provide DR with computer readable copies and/or tangible packaged Products containing all new releases, updates, or revisions of the Software and Documentation within a reasonable time after each such release is made generally available by Vendor. Vendor will notify DR of its plans for each new release, update or revision of the Product within a reasonable period of time prior to such release and offer such releases, updates, or revisions of the Product to DR in sufficient quantities on or before the date it is offered to any other distributor.
c. For Products are listed on Exhibit A as Host Sales, Vendor shall provide a hypertext link to www.digitalriver.com (or equivalent) on the Site (the Link) where Product may be purchased by End-User from DR. Vendor agrees to prominently display the Link and to use reasonable efforts to promote the Link on Site. Vendor agrees that no other hypertext link for sale of the Products will be placed on the Site or elsewhere without the prior written consent of DR.
d. If Vendor makes any modifications, updates, or enhancements (the Improvements) to the Product, Vendor will offer the improvements for distribution by DR on terms substantially equivalent to those provided in this Agreement. In the event that Vendor develops or acquires any new products, Vendor agrees to give DR the right of first refusal for distribution of these products on the Site and as provided for in this Agreement with respect to the Products.
e. Vendor shall furnish a EULA in computer readable form to DR which is to be included with each copy of the Product sold by DR hereunder. Vendor's linking of the Site to www.digitairiver.com (or equivalent) shall constitute approval of the EULA DR is delivering as part of the Product.
f. Vendor shall provide all support and be fully responsible for all warranty obligations relating to the Product. Such support and warranty shall be provided in accordance with Vendor's then-current published software support policy, or, in the absence of such a policy in a reasonable manner.
g. Vendor shall provide DR, without charge, such technical information, current maintenance documentation, and telephone assistance as is necessary to enable DR to effectively reproduce, electronically package, and distribute the Products as provided for in this Agreement.

4.   WARRANTIES
a. Vendor represents and warrants that it has the right and authority to enter into this Agreement and to grant DR the rights to the Software and Documentation granted in this Agreement.

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b.   Vendor represents and warrants to DR that the Vendor has all rights, title, and interest in the Software and Documentation or has obtained the right to grant to DR the licenses set forth in this Agreement. As of the execution date of this Agreement, Vendor represents and warrants that to the best of Vendor's knowledge the Product does not infringe upon or misappropriate the proprietary rights of any other person or organization.
c. DR represents and warrants that it has the right and authority to enter into this Agreement.
d. DR represents and warrants that it will use its best efforts to accurately replicate the Product.
e. DR represents and warrants that except for encryption software, if any, supplied by DR, the Products will not be altered by DR.
f. Vendor represents and warrants that the Software: shall accurately manage, manipulate, and process data (including without limitation, calculating, comparing, and sequencing) involving dates, from, into, and between the Twentieth Century and the Twenty-first Century, the calendar years
     1999 and 2000, and leap year calculations, and shall not cause an abnormally ending result within the application or generate incorrect values or invalid results involving such dates; provides that all date-related user interface functionalities and data fields include the indication of century; and provides that all date-related date interface functionalities include the indication of century.

5. INITIALIZATION FEE
Vendor agrees to pay DR the Initialization Fee specified on Exhibit A. Vendor agrees to allow DR to offset the unpaid Initialization Fee against any or all other amounts owing to Vendor by DR under this Agreement. Products available from Vendor will be installed on DR's server upon fulfillment of other obligations pursuant to this Agreement. The Initialization Fee includes normal price changes and version updates. All requested and mutually agreed upon programming and changes made after initial site setup excluding normal price changes, product additions and version updates will be charged to Vendor at One Hundred Eighty Dollars ($180.00) per hour (Site Maintenance). Vendor agrees to pay the billed Site Maintenance charges within thirty (30) days from the date of billing. In the event that Site Maintenance is not paid for within thirty (30) days of billing, Vendor agrees to allow DR to offset the unpaid Site Maintenance against any or all other amounts owing to Vendor by DR under this Agreement.

6. PROCESSING AND PAYMENTS
Sales activities shall be processed, and payments shall be made in accordance with the provisions specified on Exhibit C.



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7. END USER CONTACT OTHER THAN FROM SITE
The Vendor shall be charged __________ (written) ($ ________)in addition to Transaction fees for each order taken for the Products by means including, but not limited to, orders taken by telephone, email, facsimile transmission or by means other than from the Site, which amount shall, as applicable, be invoiced to the Vendor by DR, or deducted from payments made by DR to the Vendor. For each similar End User contact that does not result in an order, the Vendor will be charged ________ (written) $_______.

8. RECORDS
DR and Vendor agree to maintain adequate books and records relating to the distribution of the Product to End Users and Dealers, including without limitation, books, records, and tax returns relating to returns, refunds, and sales and use taxes. Such books and records shall be available at the principal office of each party for inspection by the other party or its representative during normal business hours, for the purpose of determining the accuracy of the payments required to be made pursuant to the provisions of this Agreement. Each party shall have the right to conduct such an audit upon twenty (20) days advance written notice not more than twice each year. In the event that such an audit discloses an underpayment which is greater than five percent (5%), then the party responsible for the underpayment shall pay the underpayment and reasonable costs of such audit, otherwise the party requesting the audit shall pay the costs of such audit.

9. DELIVERY OF PRODUCTS
As specified in Exhibit A, DR and/or Vendor shall be responsible for making digital and/or tangible delivery of the Products as follows:
a. The following provisions shall apply to any Products listed on Exhibit A for which digital delivery is to be made by DR:
     1. Within twenty-four (24) hours after receipt of an order from an End User, DR shall make digital delivery of the Products available to the End User.
b. The following provisions will apply to any Products listed on Exhibit A for which tangible delivery is to be made by
     DR:
     1. The Vendor shall provide DR with an inventory of the Products to be held on consignment and used by DR to fulfill orders for the Products. DR shall be responsible for the delivery of the Products to the End User at a location or locations designated by the End User.
     2. The Products shall be delivered to DR prepackaged and ready for shipment and delivery to the End User. The Vendor shall be solely responsible for the shipment of the Products to DR and shall be solely responsible for all costs and expenses associated with any such shipments. The Vendor shall bear the entire risk of loss of or damage to the Products during shipments to or from DR.
     3. Within fifteen (15) days after the date of this Agreement, the Vendor shall provide DR with such consigned quantities of the Products as may be mutually agreed upon in writing by DR and the Vendor. On a periodic basis, DR shall provide an inventory detail to Vendor showing the current inventory of the Products. Periodically, DR will issue consignment purchase orders for the estimated needs of Product to be tangibly delivered. The Vendor shall be responsible for making prompt delivery of the Products to DR.
     4. All shipments of Product to DR will be clearly labeled with DR's purchase order number on the outside of the box.
     5. DR shall have no liability of any kind whatsoever as a result of any delay in the delivery of the Products by the Vendor, or the delivery of the Products to DR in non-conforming condition. Upon the termination of this Agreement, at the Vendor's sole cost and expense, the unsold inventory of the Products shall be returned to the Vendor.
c. The following provisions shall apply to any Products listed on Exhibit A for which digital or tangible delivery is to be made by Vendor:
     1. The Vendor shall maintain an inventory of the Products to be used by Vendor to fulfill orders for tangible delivery of the Products.
     2. On a daily basis, by electronic and/or facsimile transmission, DR shall notify Vendor about the number of orders for the Products made the previous day (the Order Notification). The Order Notification shall contain the names and delivery addresses (including, as applicable, electronic delivery addresses) of the End Users; the names , serial numbers, and quantity of the Products sold to particular End Users; and the manner of delivery to such End Users (whether digital or tangible delivery).
     3. Vendor shall be responsible for making digital or tangible delivery, as applicable, of all Products to the End Users and Dealers identified in the Order Notifications, and shall be responsible for all risk of loss of, or damage to the Products during digital or tangible delivery to the End Users. Vendor shall, as specified in the Order Notification, make digital delivery or tangible shipment to the End User of all the Products within twenty-four (24) hours after receipt of the Order Notifications.

     4. Vendor shall develop, establish, and maintain such delivery systems and procedures as may, in the discretion of DR, be necessary ensure that the Products are promptly and correctly delivered, and which enable DR and Vendor to immediately determine the status of the Products during delivery. On a daily basis, by electronic and/or facsimile transmission, Vendor shall provide a report to DR which provides information about the digital deliveries and tangible shipments of the Products made the previous day (the Shipment Reports). The Shipment Reports shall contain the names and delivery addresses (including, as applicable, electronic delivery addresses) of the End Users or Dealers to whom the Products have been digitally delivered or tangibly shipped; the form of delivery (whether digital or tangible delivery); the name, address, and telephone number of carriers (in the case of tangible shipment); confirmation numbers; package tracking information; and any other information that may from time to time be requested by the Company.

10. MARKETING PAYMENTS
If Exhibit D has been initialed by the parties and attached to this Agreement, Vendor and DR agree to the marketing payments and marketing activities provided for on Exhibit D.

11. CUSTOMER SERVICE
DR's policy is to provide End User's with a thirty (30) day right to return Products for a refund of the purchase price paid by the End User. Returns and refunds may be made in the discretion of DR. This policy is subject to modification from time to time in the discretion of DR. To the extent the Vendors return policies are consistent with those of DR then in effect, DR shall cooperate and assist the Vendor and End Users with respect to Product returns.

12. CONFIDENTIALITY
a. Each party agrees that all binary code, inventions, algorithms, know-how, ideas, and all other business, technical and financial information it obtains from the other party constitutes the confidential property of the disclosing party (Confidential Information). Except as expressly permitted in this Agreement, the receiving party will hold in confidence and not use or disclose any Confidential Information and shall similarly bind its employees and agents. The receiving party shall not be obligated under this Section with respect to information the receiving party can document that:
     1. is or has become readily available to the public through no fault of the receiving party or its employees or agents; or

     2. is received without restriction from another person or organization lawfully in possession of such information and lawfully empowered to disclose such information;
     3. was rightfully in the possession of the receiving party without restriction prior to its disclosure by the disclosing party; or
     4. is independently developed by the receiving party or its employees or agents without access to the other disclosing party's similar Confidential Information.

Each party's obligations with respect to Confidential Information shall continue for the shorter of three (3) years from the date of termination of this Agreement or until one of the above enumerated conditions becomes applicable. Each party acknowledges that its breach of this Section would cause irreparable injury to the other for which monetary damages are not an adequate remedy. Accordingly, a party will be entitled to injunctive relief and other equitable remedies in the event of a breach of the terms of this Agreement.

b. DR agrees not to: (i) disassemble, decompile, or otherwise reverse engineer the Software, or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Software; or (ii) take any action contrary to EULA except as allowed under this Agreement.
c. Except as may be required by law, Vendor shall not issue any press release or otherwise make any public disclosure about either the existence or the terms of this Agreement without receiving the prior written consent of DR, which consent shall not be unreasonably withheld.

13. VENDOR TRADEMARKS
a. DR acknowledges that the Vendor Trademarks are trademarks owned or licensed solely and exclusively by Vendor. DR agrees to use the Vendor Trademarks only in the form and manner and with appropriate legends as prescribed by Vendor. All use of Vendor Trademarks shall inure to the benefit of Vendor.
b. DR shall not remove, alter, cover or obfuscate any copyright notice or other proprietary rights notice placed in or on the Products by Vendor.

14. INDEMNIFICATION
a. Vendor shall defend, indemnify, and hold DR and its successors and assigns harmless from and against any and all liabilities, losses, damages, costs, and expenses (including, without limitation, reasonable legal fees and expenses) associated with or incurred as a result of any claim, action, or proceeding instituted against DR and its successors and assigns arising out of or relating to the acts or failure to act of the Vendor, or any of its affiliated companies, agents, employees or other related parties under this Agreement including, without limitation, actions, claims, or proceedings related to: (i) Vendor's performance of its obligations under this Agreement, (ii) the breach by Vendor of any of the terms of this Agreement or any of the representation and warranties contained herein; (iii) the actual or alleged infringement of any proprietary rights arising out of DR's duplication, sale, distribution, or other use of the Product pursuant to this Agreement; or (iv) in the event the Vendor is obligated to make sales or use tax payments pursuant to the provisions of Exhibit C, any obligation or liability of DR and its successors and assigns to make any sales or use tax payments in any state indicated in Exhibit C or otherwise.
b. DR shall indemnify and hold Vendor harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable legal fees and expenses) associated with or incurred as a result of any claim action, or proceeding instituted against Vendor resulting from DR's improper or unauthorized replication, packaging, marketing, distribution, or installation of the Product, or the breach by DR of any of the terms of this Agreement or any of the representations and warranties contained herein.
c. If either Vendor or DR receives notice or knowledge of a claim as described above, it will promptly notify the other party in writing and give the other party all necessary information and assistance and the exclusive authority to evaluate, defend, and settle such claim.

15. LIMITATION OF LIABILITY
The total liability of DR (including its employees, agents, and Dealers) for all claims, whether in contract, tort (including negligence and product liability) or otherwise, arising out of, connected with, or resulting from the distribution of the Products or the provisions of this Agreement shall not exceed the net amount realized by DR hereunder. IN NO EVENT SHALL DR BE LIABLE FOR ANY LOSS OF DATA, LOST PROFITS, OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES, EVEN IF DR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVID9D HEREIN.

16. TERM AND TERMINATION
a. This Agreement will continue in effect for one (1) year from the date hereof (initial Term). This Agreement will be automatically renewed for successive additional one (1) year terms (each, a Renewal Term) unless terminated by either party upon ninety (90) days written notice prior to the expiration of the Initial Term or any Renewal Term.
b. This Agreement may be terminated by a party immediately by written notice to the other party upon the occurrence of any of the following events: (i.) If the other party ceases to do business, or otherwise substantially terminates its business operations; (ii.) If the other party shall fail to promptly secure or renew any license registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within thirty (30) days; (iii) If the other party materially breaches any provision of this Agreement and fails to fully cure such breach within thirty (30) days of written notice describing the breach; or (iv.) If the other party becomes insolvent or seeks protection under any bankruptcy laws, creditor's arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other and not dismissed within ninety (90) days.
c. Upon termination of this Agreement for any reason, DR will immediately cease distribution of the Products. The termination of this Agreement shall not in any respect whatsoever affect a party's obligations to make payments to the other party in connection with the distribution of Products that occurred prior to the termination of this Agreement.
d. Termination by either party will not affect the rights of any End User under the terms of the EULA.

17. GENERAL PROVISIONS
a. This Agreement may not be assigned by Vendor or transferred by operation of law to any other person or organization without the express written approval of DR. DR shall be entitled to assign this Agreement in the event of a merger, acquisition, joint venture, or a sale of substantially all of its assets or business, or any similar transaction.
b. All notices and demands hereunder shall be in writing and shall be served by personal delivery, nationally-recognized express courier, or by certified mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices and demands shall be deemed given upon the earlier of receipt, two (2) days after deposit with a nationally-recognized express courier; or five (5) days after deposit in the mail.
c. This Agreement shall be governed by the laws of the State of Minnesota. For the purpose of resolving conflicts related to or arising out of this Agreement, the parties expressly agree that venue shall be in the State of Minnesota only, an, in addition, the parties hereby expressly consent to the jurisdiction of the federal and state courts in the State of Minnesota.
d. Each party is acting as an independent contractor and not as an agent, partner, or joint venturer with the other party for any purpose. Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

e. The indemnification and confidentiality obligations set forth in the Agreement and any other provision which by its sense and context is appropriate, shall survive the termination of this Agreement by either party for any reason.
f. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or on any of the provisions of this Agreement.
g. All exhibits to this Agreement are incorporated herein by reference and made a part of this Agreement.
h. No provisions in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.
i. DR shall not be in breach of this Agreement in the event it is unable to perform its obligations under this Agreement as a result of natural disaster, war, emergency conditions, labor strife, the failure or substantial failure of the Internet, or other reasons or conditions beyond its reasonable control.
j. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

VENDOR                             DR
Tsunami Media Corporation          DIGITAL RIVER, INC.:
Signature:                         Signature:
/s/ Peter Leuwerke                 /s/ Gregory R. Smith
Name & Title:                      Name & Title:
Peter Leuwerke, President          Gregory R. Smith, Secretary
Date:  March 1, 2000               Date:  March 1, 2000

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
                 Digital River Vendor Agreement

                           EXHIBIT A

                         Defined Terms

As used in this Agreement, the following terms shall have the meanings ascribed to them below, and shall have application to the Products and DR and the Vendor, as applicable, as indicated in the following table:

The term "Advertised Price" shall mean the price at which the Product will be initially sold for Host Sales.

The term "Discount Percentage" shall mean the percent by which the Advertised Price is reduced.

The term "Margin Payment" shall mean the Dollar amount of the Discount Percentage, which, as applicable, shall be retained by or paid to DR.

The term "Percentage Cost" shall mean an amount equal to the Advertised Price minus the Margin Payment, and which shall be payable by DR to Vendor for each copy of a Product sold to an End
User in a Host Sale.

The term "Fee" shall mean the amount indicated, which shall be payable to DR for each Transaction.

The term "Responsible for Delivery" shall mean the party responsible for delivering the Products to End Users.

The term "Method of Delivery" shall mean the manner in which the Products are delivered to End Users, either digitally or tangibly.

The term "Distribution Cost" shall mean the amount indicated, which is the amount DR shall pay Vendor for each Product sold in a Channel Sale and which shall not in any event be an amount more than the amount for which the Vendor sells the same Product to any other person or organization.

                 Digital River Vendor Agreement

                      Product Information

Please fill out the following template for each Product
________________________________________________________________

Product Name (50 characters maximum): __________________________

Vendor Name (up to 36 characters): _____________________________

Version Number: ________________________________________________

If product is for tangible delivery by DR, shipping weight:
________________________________________________________________

UPC Code: ______________________________________________________

ISBN Number: ___________________________________________________

Game Rating if applicable: _____________________________________

Product Categories (up to 3) ___________________________________

Does this Product include electronic documentation? (Y/N)
________________________________________________________________

Does this Product include online help? (Y/N) ___________________

What is the platform for this Product? (Mac, Win 3.X, Win95/NT,
UNIX, Java, Sony Playstation) __________________________________

What are the computer system requirements (OS, RAM, disk space, etc.)? _________________________________________________________

What is the vendor part number of this product? ________________

If product is serialized, will DR distribute serial numbers?
(Y/N) __________________________________________________________

Does this Product have an export ban? (Y/N) ____________________

If yes, to which countries is export restricted or banned?
________________________________________________________________

                 Digital River Vendor Agreement

                           EXHIBIT B

                     Requirements Checklist

The "checklist" of items needed to complete the process are:

1)   Executed Distribution Agreement.

2) If Product will be delivered electronically, DR requires the "net deliverable" Master copy of the Product in a compressed, auto-installing form for application programs and in a compressed form for data or document products. This file needs to include all information the end-user needs such as applicable end user license agreement(s) and online documentation and help files.

DOS/Windows
All DOS/Windows platforms files must be received as a single exe for self-extracting, self-installing executable (.exe), the file should create a directory and extract all of the files into it. When appropriate it should automatically run the setup.exe or install.exe file when double-clicked. Newton, Palm, Window CE files can be self-extracting and not self-installing files. Installation instructions must be included in the file. For fonts and Unix platform where exe is not relevant zip files are acceptable.

Apple Macintosh
Mac files should be a single BinHex (.hqx) file. Double clicking should unstuff a folder with the installer file and necessary files. When appropriate it should automatically install the product when double-clicked. The customer should not need to unstuff files more than once (i.e. there should not be a bin or.sit file within the hqx file).

Multi-platform
Files useable in multiple platforms such as jar (Java archive), mpeg, mov, pcd, gif, jpg, mp3, adobe acrobat, ASCII test files, etc.) should not be compressed. A wide range of customers will need to access the file without inventorying multiple downloadable files.

3) If product is serialized and DR is required to distribute serial numbers, a range of not less than 100 license numbers electronically in a text format (.txt file).

4)   Marketing Materials.
     Text - Vendor must deliver this in a htmI file with the information clearly delineated. All Maximum Character lengths INCLUDE spaces and htmI tags.
     Product Name (50 char. max.)

     Product Description (75 char. max.)
     Sales Pitch (255 char. max.)
     Product Detail (6,000 char. max.)
     Product Keywords (2,000 char. max.)

Graphics
     Product Image (.jpg or.gif, 220 X 220 pixels)
     Thumbnail Image (.jpg or.gif, 100 X 100 pixels)
     Banner Image (.jpg or gif, 100 X 100 pixels)

5) if not completed by Vendor, Product may need to be converted for electronic distribution by DR. Product conversion includes packaging the Product, inclusion in the dealer network on-line catalogs, posting of product information provided by vendor in HTML format and other marketing activities which may be added from time to time. The cost for such conversion is per Product, and is payable by Vendor. Payment is due upon execution of this Agreement by Vendor.

DR may at its option publish this list or any revisions or changes to it on its web page. In this event, Vendor will be given the URL of the page containing the revised data, usually http://clientsetup.digitalriver.com.

                 Digital River Vendor Agreement

                           EXHIBIT C

                    Processing and Payments

For each copy of a Product sold and delivered to an End User, DR shall be responsible for the processing of payments made by End Users (including amounts for sales or use taxes). Amounts collected by DR shall be deposited in an account established, owned, and maintained by DR. DR shall be solely responsible for the payment of any and all credit card transaction fees. DR shall be solely responsible for the preparation and filing of any and all sales or use tax returns, and the payment of any and all sales or use taxes, together with any and all related interest and penalties.

Within thirty (30) days after the end of each calendar month, by electronic and/or facsimile transmission, DR shall notify Vendor about payments processed during the previous calendar month (the Processing Report). The Processing Report shall contain the names and delivery addresses of the End Users, and the names, Vendor Product numbers, and quantity of the Products sold to particular End Users. Within thirty (30) days after the end of each calendar month, DR shall, as indicated in Exhibit A, pay Percentage Costs and Distribution Costs to the Vendor based on the number of Products for which DR processed payment during the immediately preceding calendar month. Any payment or part of a payment hereunder, which is not paid when due shall bear interest at the rate of 1.5% per month from its due date until paid.

DR acknowledges that it shall bear the risk associated with unauthorized returns of Vendor products and credit card chargebacks in connection with the distribution of the Vendor's products as contemplated by the Agreement. Under no circumstances shall DR be obligated to pay any Percentage Costs or Distribution Costs in connection with any activities that are deemed to be fraudulent or criminal. DR shall use its best efforts to screen for, detect, prevent, and take such other actions as it deems reasonably necessary to prevent any fraudulent activity. The existence of fraud, or the possibility of the existence of fraud, shall be determined in the sole discretion of DR, and DR may, in its sole discretion, make such inquiries and investigations as it deems appropriate under the circumstances. During the pendency of any such inquiries and investigations, DR shall have no obligation to make payment to the Vendor of the Percentage Costs and Distribution Costs associated with such inquiries and investigations. The payment of Percentage Costs and Distribution Costs shall be subject to adjustment by DR based on Product returns and refunds paid to End Users.

                 Digital River Vendor Agreement

                           EXHIBIT D

         Marketing Development Funds - Coop Advertising

If this Exhibit is attached, and initialed by DR and Vendor in the space provided, then the terms herein shall become a part of this Agreement. Nothing in this Exhibit is intended to change the other obligations or responsibilities contained in the Agreement. DR will accrue a coop advertising allowance (COOP) in an amount equal to _______________% of the price for the Product specified on the Site. Such allowance may be used to fund advertising, channel marketing and promotions for Products by DR including, but not limited to, purchasing links to banners from focused Internet web sites. Vendor agrees to allow DR to offset this COOP against any or all other amounts owing to Vendor by DR under this Agreement, or, as applicable, to invoice Vendor for the COOP.

DR will receive Marketing Development Funds (MDF) in an amount of $ ______. The funds may be used to fund advertising, channel marketing and promotions for Products by DR including, but not limited to, purchasing links to banners from focused Internet Web sites. Vendor agrees to allow DR to offset this MDF against any or all other amounts owing to Vendor by DR under this Agreement or, as applicable, to invoice the Vendor for the MDF.

DR agrees that all Marketing Development Funds and/or Coop
Advertising received from Vendor will be used to promote the sales of Products.

Please initial in the space below:

DR ______________

Vendor ____________